UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2013
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Director

On April 16, 2013, the Board of Directors for Ireland Inc. (the “Company”) unanimously resolved to increase the number of directors of the Company from three (3) directors to four (4) directors, and unanimously resolved to appoint Steven A. Klein to the Company’s Board to fill the vacancy created by the increase in the number of directors.

Mr. Klein began his career as a corporate tax lawyer at Skadden Arps in New York before leaving in 1992 to co-found Apple Core Hotels, a developer-owner-operator of several hotels in midtown Manhattan, where he continues to serve as CEO. Mr. Klein is also currently the CEO of Apple Core Holdings, which he co-founded in 1995. Apple Core Holdings is an opportunistically oriented, private investment firm which has backed a diversified portfolio of businesses including technology companies such as Register.com, bio-tech companies like Brainsway and Cornado Biosciences, hedge funds such as Bengal Capital and Rion Capital, event spaces including the iconic Gotham Hall, and private equity shops such as Abundance Ventures. Since December 2009, Mr. Klein has also been a director of CNC Development Ltd., a BVI company that currently trades on the Pinks Sheets. Mr. Klein has also written, directed and produced for both film and theater including producing the film Passing Strange in 2009 together with Spike Lee, which Mr. Lee also directed. Mr. Klein received his LLM in Tax Law from NYU Law School and his JD, Magna Cum Laude, from Boston University Law School.

Mr. Klein was not appointed pursuant to any agreement, arrangement or other understanding between the Company and Mr. Klein or any other person. Mr. Klein will act on the Company’s audit committee.

Compensation

Upon his appointment, Mr. Klein was granted options to purchase an aggregate of 225,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan at an exercise price of $0.41 per share, being the last closing price of the Company’s common stock prior to Mr. Klein’s appointment. The options vest and expire as follows:

Number of Options to Vest	Vesting Date	Expiration Date
75,000	June 30, 2013	June 30, 2018
75,000	September 30, 2013	September 30, 2018
75,000	December 31, 2013	December 31, 2018
225,000	Total

In addition, the Company currently pays its independent directors cash compensation in the amount of $4,000 per month for acting as a director of the Company.

Related Transactions

During the last two fiscal years, Mr. Klein has not had any direct or indirect material interest in any transactions with the Company or any currently proposed transaction with the Company, other than participating in the Company’s private placement offerings as follows:

(a)

In November 2012, Mr. Klein purchased 215,384 shares of the Company’s common stock and warrants to purchase an additional 215,384 shares for an aggregate price of $140,000 under a private placement offering by the Company. In addition, Mr. Klein acts as trustee for the Trust Under the Will of Irene Horn, which purchased 307,692 shares and warrants under the private placement offering for an aggregate purchase price of $200,000. Each warrant is exercisable at a price of $0.95 per share and expires November 30, 2016.

(b)

In February 2012, Mr. Klein purchased 100,000 units under a private placement offering by the Company at an aggregate purchase price of $50,000. In addition, the Trust Under the Will of Irene Horn purchased 200,000 units at an aggregate purchase price of $100,000. Each unit consisted of one share of the Company’s common stock and one warrant to purchase an additional share at a price of $0.80 per share, expiring March 31, 2015.

(c)

In May 2011, the Irene Horn Trust purchased 100,000 units under a private placement offering by the Company at an aggregate purchase price of $55,000. Mr. Klein acts trustee for the Trust. Each unit consisted of one share of the Company’s common stock and one warrant to purchase an additional share at a price of $0.80 per share, expiring June 30, 2014.

Mr. Klein disclaims any pecuniary interest in the above securities purchased by the trusts for which he acts as trustee.

A copy of the Company’s news release regarding Mr. Klein’s appointment is attached as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.

Date: April 22, 2013	By:	/s/ Douglas D.G. Birnie

		Name:	Douglas D.G. Birnie
		Title:	CEO and President